Exhibit 99.1

For Immediate Release

April 13, 2009

MILLER ENERGY RESOURCES ANNOUNCES $25.5 MILLION DRILLING PROGRAM

HUNTSVILLE, TN-Miller Energy Resources, LLC, (OTC BB: MILL:OB) announced here today it has initiated a $25.5 million drilling program on company leases in Scott County, Tennessee.

According to Miller CEO, Scott Boruff, “The drilling program consists of up to 16 horizontal wells and 14 vertical wells to test three reservoir targets, including gas in the organic rich Chattanooga shale. Secondary targets are the Mississippian Age “Big Lime” and the Fort Payne formation.”

Funding for the program is via private placement memorandum. The managing Broker Dealer is Empire Securities Corp., Universal City California.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy interest in this offering.

Miller Energy Resources, formerly Miller Petroleum, Inc., is an independent crude oil and natural gas exploration and production company focusing on the Appalachian Basin. Additional information, including the Company’s annual report on Form 10-K and its quarterly reports on Form 10-Q, can be accessed on its website at www.millerenergyresources.com.

“Safe-Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This news release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Miller Energy Resources to differ materially from those implied or expressed by such forward-looking statements. Miller Energy Resources assumes no responsibility to update the information included herein for events occurring after the date hereof. Actual results could differ materially from those anticipated due to many factors, including political or economic risks. For more information, visit the Miller Energy Resources website at www.millerenergyresources.com.

Source:   Miller Energy Resources